EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF 99¢ ONLY STORES

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to  Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Report") for the period ended October 1, 2011 of 99¢ Only Stores (the "Issuer").

I, Robert Kautz, the Chief Financial Officer of the Issuer certify that to the best of my knowledge:

(i)    the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:	November 9, 2011

By:	/s/ Robert Kautz
Robert Kautz, Chief Financial Officer